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                                                                       EXHIBIT 5

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW


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
        KNOXVILLE OFFICE                                                                              DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                            REPLY TO:                                  AMSOUTH CENTER
       KNOXVILLE, TN 37902                                AMSOUTH CENTER                      315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                          315 DEADERICK STREET, SUITE 2700                 NASHVILLE, TN 37238-3001
                                                     NASHVILLE, TN 37238-3001                          (615) 742-6200
         MEMPHIS OFFICE                                   (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                                         MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                          WWW.BASSBERRY.COM                           29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                                       NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                                (615) 255-6161
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                                 August 5, 2004

Coventry Health Care, Inc.
6705 Rockledge Drive, Suite 900
Bethesda, Maryland 20817

            Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 2004 Stock Incentive Plan (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 6,000,000 shares (the "Shares") of common stock, par value $.01 per share, issuable pursuant to the Plan.

            In so acting we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

            Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,



                                           /s/ Bass, Berry & Sims PLC